 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 10, 2020

HAWKINS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-7647	41-0771293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 Rosegate,	Roseville,	Minnesota	55113
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s Telephone Number, Including Area Code (612) 331-6910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.05 per share	HWKN	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On February 10, 2020, Hawkins, Inc. announced the promotion of Douglas A. Lange, who will assume the role of the company’s Vice President –Water Treatment Group in early June of 2020. Thomas J. Keller, the company’s current Vice President – Water Treatment Group, has previously announced his planned retirement and will remain in the role of Vice President – Water Treatment Group until that time to facilitate a smooth transition.

Mr. Lange, age 50, joined Hawkins in January 2019 and has served as Product Development Manager since that time. From 2011 to 2018, Mr. Lange was with H.B. Fuller Company (a global adhesives provider) where he served as Business Manager and Product Manager from 2013 to 2018 and Market Manager from 2011 to 2013. Prior to this time, Mr. Lange served in a variety of rolls for Bright Wood Corporation (a manufacturer of wood components and millwork) and Franklin Adhesives & Polymers (a manufacturer of adhesives). Mr. Lange holds a Master of Science degree from the University of Minnesota, and a Bachelor of Arts degree in Biology with a minor in Chemistry from the University of St. Thomas. He has served as a Captain in the Army National Guard.

The information contained in this Item 7.01 is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18. Furthermore, the information contained in this Item 7.01 shall not be deemed to be incorporated by reference into our filings under the Securities Act of 1933, as amended or the Exchange Act.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKINS, INC.

Date: February 10, 2020	By:	/s/ Richard G. Erstad
Richard G. Erstad
Vice President, General Counsel and Secretary